EXHIBIT 4(c)iii

       FLORIDA POWER & LIGHT COMPANY

           OFFICER'S CERTIFICATE
       Regarding Company Order 1-D-1


          Dilek Samil, the Treasurer and Assistant Secretary of Florida Power & Light Company (the "Company"), pursuant to the authority granted in the accompanying Board Resolutions (all capitalized terms used herein which are not defined herein but are defined in the Subordinated Indenture referred to below, shall have the meanings specified in the Subordinated Indenture), does hereby certify to The Chase Manhattan Bank (National Association) (the "Trustee"), as Trustee under the Indenture (For Unsecured Subordinated Debt Securities) of the Company dated as of November 1, 1995 (the "Subordinated Indenture") that:

          1. The first series of the Securities to be issued under the Subordinated Indenture shall have the title "8.75% Quarterly Income Debt Securities (Subordinated Deferrable Interest Debentures, Due 2025)" ("Debentures of the First Series"). The Debentures of the First Series will bear interest from November 10, 1995 at the rate of 8.75% payable in equal quarterly installments, in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1995.

          2. The Debentures of the First Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on November 1, 2025.

          3. The office of Trustee shall be the office or agency of the Company at which (1) the principal of and premium, if any, and interest, if any, on the Debentures of the First Series shall be payable, (2) registration of transfer of the Debentures of the First Series may be effected, (3) exchanges of the Debentures of the First Series may be effected and (4) notices and demands to or upon the Company in respect of the Debentures of the First Series and the Subordinated Indenture may be served; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency; and provided, further, that the payment of interest may be made at the option of the Company (i) by checks mailed to the address of persons entitled thereto, as such address shall appear on the Security Register for the Debentures of the First Series, or (ii) by wire transfers to accounts maintained by the persons entitled thereto as specified in the Security Register. The Trustee will be the Security Registrar and the Paying Agent for the Debentures of the First Series.

          4. In the event that, at any time subsequent to the initial authentication and delivery of the Debentures of the First Series, the Debentures of the First Series are to be held by a securities depositary, the Company may at such time establish the matters contemplated in clause (r) in the second paragraph of Section 301 of the Subordinated Indenture in an Officer's Certificate supplemental to this Certificate.

          5.   No service charge shall be made for the
registration of transfer or exchange of the Debentures of the First Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental change payable in connection thereafter.

          6. The Debentures of the First Series shall have such other terms and provisions as are provided in the form set forth in Exhibit A thereto, and shall be issued in substantially such form.

          7.   The undersigned has read the accompanying
Company Order and Board Resolutions and all of the covenants or conditions contained in Sections 102, 201, 301, 303 and 312 of the Subordinated Indenture relating thereto and the definitions in the Subordinated Indenture relating thereto.

          8. The statements contained in this certificate are based upon the familiarity of the undersigned with the Subordinated Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

          9. In the opinion of the undersigned, he or she has made such examination or investigation as is necessary to express an informed opinion whether or not such covenants or conditions have been complied with.

          10.  In the opinion of the undersigned, such
covenants and conditions have been complied with.


Dated:  November 10, 1995


__________________________________
Dilek Samil
Treasurer and Assistant Secretary